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                                 EXHIBIT (99-9)




          Directors and Officers (Eighth) Liability Binder of Insurance


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                                FACSIMILE MESSAGE

To:      Jerry Rivers                             Fax No: 295-4622

Company: Park (Bermuda) Limited                   Location: Hamilton

Date:    July 22, 2003                            Page:    1

From:    Sherron Williams                         Telephone No: (441) 292-8515
                                                  Facsimile No: (441) 292-1566


3 Health Care / Consumer
                                      [XL INSURANCE (BERMUDA) LTD. LOGO]
XL Insurance (Bermuda) Ltd.
XL House
One Bermudiana Road
P.O. Box HM 2245
Hamilton HM JX
Bermuda

Coverage Binder for:                  The Procter & Gamble Company

Type:                                 Directors and Officers Liability including
                                      Company Reimbursement Liability

Our Reference:                        15-4

Policy No:                            XLD+O-00364

Policy Period:                        June 30, 2003 to June 30, 2004

Brokerage:                            12.00%
New Aggregate:    Yes


                                                             Gross Written
    Limit                      Attachment                    Premium
--------------------------------------------------------------------------------
    USD 15,000,000 D+O/CR      USD 175,000,000 D+O/CR        USD 374,500



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COVERAGE BINDER FOR:         THE PROCTER & GAMBLE COMPANY                PAGE: 2

SPECIAL CONDITIONS
     A)   X.L. coverage to follow form of: ACE, as per their 7/1/03 binder.

     B)   Issue standard X.L. Policy: D+O-005, plus the following endorsements:

          (1) Unilateral Discover Period: 12 months at 150 percent annual premium.
          (2)  Cancellation period: as per CODA
          (3)  Policy Interpretation Endorsement
          (4) Prior/Pending Litigation Exclusion effective: 6/30/02. XL is willing to amend this exclusion to solely apply to sides B & C of the policy with an effective date of 6/30/01, upon confirmation that all other markets have agreed to do so.
          (5)  Incorporation of Application Endorsement
          (6) Incorporation of Underlying Terms Endorsement, which is worded as follows:

               In consideration of the premium charged, it is hereby understood and agreed that this policy is issued in reliance upon all statements and warranties made and information furnished to the Insurer and to the issuers of the underlying insurance. It is further agreed that there shall be no coverage under this policy for any claim, loss or other matter that is not covered, or is excluded, by any underlying policy, other than by reason of the exhaustion of the limits of such underlying policy.

     C)   Underlying Policies:

          CODA (side A):            $25MM
          XL (side A):              $25MM xs $25MM
          ACE (side A/B/C):         $25MM xs $50MM
          AWAC (side A/B/C):        $25MM xs $75MM
          ARCH (side A/B/C):        $25MM xs $100MM
          Starr (side A/B/C):       $25MM xs $125MM
          Axis (side A/B/C):        $25MM xs $150MM

     D)   Subject to premium payment within 10 days of binding.


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COVERAGE BINDER FOR:         THE PROCTER & GAMBLE COMPANY                PAGE: 3

STANDARD CONDITIONS

1) The above binder does not include any amount with respect to Insurance Premium Tax. The terms of this binder include the obligation of the insured to reimburse XL for any Insurance Premium Tax incurred by it with respect to the premiums received from the insured.



All terms and conditions as per wording of Policy and appropriate endorsements.


Regards,


/s/ SHERRON WILLIAMS
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Sherron Williams
XL Insurance (Bermuda) Ltd.